Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Second Quarter 2026 Results and Declares Second Quarter 2026 Distribution of $0.75 per Common Unit

HOUSTON, August 5, 2026 - Natural Resource Partners L.P. (NYSE:NRP) today reported second quarter 2026 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	June 30, 2026
Net income	$25,176	$106,698
Operating cash flow	40,950	159,824

Free cash flow before investment in soda ash business	$41,723	$162,826
Investment in soda ash business	—	(39,200)
Free cash flow (1)	$41,723	$123,626

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $41.7 million of free cash flow in the second quarter of 2026

• Paid first quarter 2026 distribution of $0.75 per common unit

• Declares second quarter 2026 common unit distribution of $0.75 per unit

"NRP generated $42 million of free cash flow in the second quarter of 2026 and $163 million of free cash flow over the last twelve months before accounting for the $39 million investment we made in our soda ash business in the first quarter of 2026," said Craig Nunez, NRP's president and chief operating officer. "We are on track to pay off all debt and significantly raise distributions before year-end.”

NRP announced today that the board of directors of its general partner declared a second quarter 2026 cash distribution of $0.75 per common unit to be paid on August 25, 2026, to unitholders of record on August 18, 2026. Future distributions on NRP's common units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Mineral Rights Segment

Mineral Rights revenues for the second quarter of 2026 increased $6.1 million as compared to the prior year quarter, driven primarily by higher metallurgical and thermal coal sales volumes and higher prices at certain properties. Approximately 70% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the second quarter of 2026.

Operating cash flow and free cash flow decreased $1.0 million and $0.9 million, respectively, as compared to the prior year period primarily due to higher recoupments during the second quarter of 2026, partially offset by increased cash received from minimum payments.

Net income for the second quarter of 2026 decreased $3.5 million as compared to the prior year period primarily due to revised engineering and increased depletion rate at a thermal property. This property continues to hold significant economic tons and long-term mine life, and there has been no material change to NRP's estimate of the segment's long-term earning power.

Mineral Rights segment results continue to be impacted by low natural gas prices, ample coal stockpiles at power plants, and soft global steel demand.

NRP has no meaningful developments to report on its carbon neutral initiatives but continues to explore opportunities to create value through carbon sequestration and renewable energy production across its vast portfolio of mineral and surface assets.

Soda Ash Segment

Soda Ash net income in the second quarter of 2026 decreased $7.5 million as compared to the prior year period primarily due to lower sales prices in 2026. Operating and free cash flow each decreased $5.0 million in the second quarter of 2026 as compared to the prior year period due to the $4.9 million distribution received in the second quarter of 2025 and no distribution in the second quarter of 2026.

The global soda ash market remains weak with international soda ash prices below the cost of production for many producers due to the increased natural soda ash supply from China, along with sluggish demand for flat glass due to slowing commercial and residential construction globally. NRP does not expect to receive distributions from Sisecam Wyoming for several years until the soda ash market returns to equilibrium through increased demand and/or capacity rationalization.

Corporate and Financing

Corporate and Financing net income increased $1.9 million, while operating cash flow and free cash flow each increased $1.3 million in the second quarter of 2026 as compared to the prior year period. These increases were primarily due to lower interest expense and cash paid for interest in the second quarter of 2026 as compared to the prior year period due to less debt outstanding.

In May 2026, NRP paid a first quarter 2026 cash distribution of $0.75 per common unit and today, NRP declared a second quarter 2026 cash distribution of $0.75 per common unit.

NRP had $217.0 million of available liquidity at June 30, 2026, consisting of $30.1 million of cash and cash equivalents and $186.9 million of borrowing capacity available under its revolving credit facility.

NRP's consolidated leverage ratio was 0.2 x at June 30, 2026.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://events.q4inc.com/analyst/548891416?pwd=t0aSXC6s. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash business; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and capital to unconsolidated investment. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per unit data)	2026	2025	2026	2026	2025
Revenues and other income
Royalty and other mineral rights	$49,119	$44,295	$43,297	$92,416	$95,555
Transportation and processing services	3,851	2,551	3,885	7,736	6,972
Equity in earnings (loss) of Sisecam Wyoming	(4,905)	2,526	(7,828)	(12,733)	7,136
Gain (loss) on asset sales and disposals	45	729	(1)	44	976
Total revenues and other income	$48,110	$50,101	$39,353	$87,463	$110,639

Operating expenses
Operating and maintenance expenses	$5,731	$4,159	$6,113	$11,844	$10,935
Depreciation, depletion and amortization	11,131	3,754	7,614	18,745	7,743
General and administrative expenses	5,020	5,597	5,034	10,054	12,429
Asset impairments	—	—	—	—	20
Total operating expenses	$21,882	$13,510	$18,761	$40,643	$31,127

Income from operations	$26,228	$36,591	$20,592	$46,820	$79,512

Interest expense, net	$(1,052)	$(2,380)	$(973)	$(2,025)	$(5,048)

Net income	$25,176	$34,211	$19,619	$44,795	$74,464

Net income attributable to common unitholders	$24,672	$33,527	$19,227	$43,899	$72,975
Net income attributable to the general partner	504	684	392	896	1,489

Net income per common unit
Basic	$1.86	$2.55	$1.46	$3.32	$5.56
Diluted	1.85	2.52	1.44	3.29	5.49

Net income	$25,176	$34,211	$19,619	$44,795	$74,464
Comprehensive income (loss) from unconsolidated investment and other	904	(414)	(140)	764	1,846
Comprehensive income	$26,080	$33,797	$19,479	$45,559	$76,310

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2026	2025	2026	2026	2025
Cash flows from operating activities
Net income	$25,176	$34,211	$19,619	$44,795	$74,464
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	11,131	3,754	7,614	18,745	7,743
Distributions from unconsolidated investment	—	4,900	—	—	7,840
Equity in (earnings) loss from unconsolidated investment	4,905	(2,526)	7,828	12,733	(7,136)
Loss (gain) on asset sales and disposals	(45)	(729)	1	(44)	(976)
Asset impairments	—	—	—	—	20
Bad debt expense	33	(1,320)	(776)	(743)	(869)
Unit-based compensation expense	1,671	2,662	1,164	2,835	5,379
Amortization of debt issuance costs and other	442	(281)	447	889	(449)
Change in operating assets and liabilities:	—
Accounts receivable	(3,826)	3,610	615	(3,211)	3,461
Accounts payable	(1,460)	(526)	1,290	(170)	20
Accrued liabilities	2,361	2,296	(7,156)	(4,795)	(5,694)
Accrued interest	(216)	(388)	210	(6)	(134)
Deferred revenue	285	(986)	1,434	1,719	(4,213)
Other items, net	493	902	724	1,217	547
Net cash provided by operating activities	$40,950	$45,579	$33,014	$73,964	$80,003

Cash flows from investing activities
Proceeds from asset sales and disposals	$46	$730	$—	$46	$977
Capital to unconsolidated investment	—	—	(39,200)	(39,200)	—
Return of long-term contract receivable	773	714	758	1,531	1,414
Net cash provided by (used in) investing activities	$819	$1,444	$(38,442)	$(37,623)	$2,391

Cash flows from financing activities
Debt borrowings	$6,000	$—	$61,200	$67,200	$33,700
Debt repayments	(39,000)	(37,500)	(34,000)	(73,000)	(74,500)
Distributions to common unitholders and the general partner	(10,141)	(10,055)	(11,763)	(21,904)	(36,331)
Other items, net	—	—	(8,646)	(8,646)	(5,363)
Net cash provided by (used in) financing activities	$(43,141)	$(47,555)	$6,791	$(36,350)	$(82,494)

Net increase (decrease) in cash and cash equivalents	$(1,372)	$(532)	$1,363	$(9)	$(100)
Cash and cash equivalents at beginning of period	31,504	30,876	30,141	30,141	30,444
Cash and cash equivalents at end of period	$30,132	$30,344	$31,504	$30,132	$30,344

Supplemental cash flow information:
Cash paid for interest	$1,204	$2,725	$684	$1,888	$5,096

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	June 30,	December 31,
	2026	2025
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$30,132	$30,141
Accounts receivable, net	30,640	28,666
Other current assets, net	934	2,105
Total current assets	$61,706	$60,912
Land	24,007	24,008
Mineral rights, net	351,503	366,987
Intangible assets, net	8,655	11,908
Equity in unconsolidated investment	277,475	250,244
Long-term contract receivable, net	18,775	20,406
Other long-term assets, net	15,414	13,900
Total assets	$757,535	$748,365
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$989	$1,159
Accrued liabilities	7,127	10,897
Accrued interest	63	69
Current portion of deferred revenue	6,705	6,663
Current portion of long-term debt, net	14,271	14,198
Total current liabilities	$29,155	$32,986
Deferred revenue	59,744	58,067
Long-term debt, net	13,084	18,884
Other non-current liabilities	5,496	5,909
Total liabilities	$107,479	$115,846
Commitments and contingencies
Partners’ capital
Common unitholders’ interest (13,250,412 and 13,138,097 units issued and outstanding at June 30, 2026 and December 31, 2025, respectively)	$641,221	$625,188
General partner’s interest	12,072	11,332
Accumulated other comprehensive loss	(3,237)	(4,001)
Total partners’ capital	$650,056	$632,519
Total liabilities and partners' capital	$757,535	$748,365

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

				Accumulated
				Other	Total
	Common Unitholders		General	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Loss	Capital
Balance at December 31, 2025	13,138	$625,188	$11,332	$(4,001)	$632,519
Net income	—	19,227	392	—	19,619
Distributions to common unitholders and the general partner	—	(11,528)	(235)	—	(11,763)
Issuance of unit-based awards	112	—	—	—	—
Unit-based awards amortization and vesting, net	—	(7,985)	—	—	(7,985)
Capital contribution	—	—	282	—	282
Comprehensive loss from unconsolidated investment and other	—	—	—	(140)	(140)
Balance at March 31, 2026	13,250	$624,902	$11,771	$(4,141)	$632,532
Net income	—	24,672	504	—	25,176
Distributions to common unitholders and the general partner	—	(9,938)	(203)	—	(10,141)
Unit-based awards amortization	—	1,585	—	—	1,585
Comprehensive income from unconsolidated investment and other	—	—	—	904	904
Balance at June 30, 2026	13,250	$641,221	$12,072	$(3,237)	$650,056

				Accumulated
				Other	Total
	Common Unitholders		General	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Income (Loss)	Capital
Balance at December 31, 2024	13,049	$543,231	$9,547	$(1,670)	$551,108
Net income	—	39,448	805	—	40,253
Distributions to common unitholders and the general partner	—	(25,750)	(526)	—	(26,276)
Issuance of unit-based awards	89	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,175)	—	—	(3,175)
Capital contribution	—	—	187	—	187
Comprehensive income from unconsolidated investment and other	—	—	—	2,260	2,260
Balance at March 31, 2025	13,138	$553,754	$10,013	$590	$564,357
Net income	—	33,527	684	—	34,211
Distributions to common unitholders and the general partner	—	(9,854)	(201)	—	(10,055)
Unit-based awards amortization	—	2,346	—	—	2,346
Comprehensive loss from unconsolidated investment and other	—	—	—	(414)	(414)
Balance at June 30, 2025	13,138	$579,773	$10,496	$176	$590,445

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results for the three months ended June 30, 2026 and 2025 and March 31, 2026:

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended June 30, 2026
Revenues	$52,970	$—	$—	$52,970
Equity in loss of Sisecam Wyoming	—	(4,905)	—	(4,905)
Gain on asset sales and disposals	45	—	—	45
Total revenues and other income	$53,015	$(4,905)	$—	$48,110
Asset impairments	$—	$—	$—	$—
Net income (loss)	$36,237	$(4,984)	$(6,077)	$25,176
Adjusted EBITDA (1)	$47,363	$(79)	$(5,020)	$42,264
Cash flow provided by (used in) continuing operations:
Operating activities	$44,579	$(79)	$(3,550)	$40,950
Investing activities	$819	$—	$—	$819
Financing activities	$—	$—	$(43,141)	$(43,141)
Free cash flow (1)	$45,352	$(79)	$(3,550)	$41,723

For the Three Months Ended June 30, 2025
Revenues	$46,846	$—	$—	$46,846
Equity in earnings of Sisecam Wyoming	—	2,526	—	2,526
Gain on asset sales and disposals	729	—	—	729
Total revenues and other income	$47,575	$2,526	$—	$50,101
Asset impairments	$—	$—	$—	$—
Net income (loss)	$39,691	$2,502	$(7,982)	$34,211
Adjusted EBITDA (1)	$43,439	$4,876	$(5,596)	$42,719
Cash flow provided by (used in) continuing operations:
Operating activities	$45,576	$4,875	$(4,872)	$45,579
Investing activities	$1,444	$—	$—	$1,444
Financing activities	$—	$—	$(47,555)	$(47,555)
Free cash flow (1)	$46,290	$4,875	$(4,872)	$46,293

For the Three Months Ended March 31, 2026
Revenues	$47,182	$—	$—	$47,182
Equity in loss of Sisecam Wyoming	—	(7,828)	—	(7,828)
Loss on asset sales and disposals	(1)	—	—	(1)
Total revenues and other income	$47,181	$(7,828)	$—	$39,353
Asset impairments	$—	$—	$—	$—
Net income (loss)	$33,530	$(7,900)	$(6,011)	$19,619
Adjusted EBITDA (1)	$41,140	$(72)	$(5,034)	$36,034
Cash flow provided by (used in) continuing operations:
Operating activities	$41,827	$(72)	$(8,741)	$33,014
Investing activities	$758	$(39,200)	$—	$(38,442)
Financing activities	$(1,256)	$—	$8,047	$6,791
Free cash flow (1)	$42,585	$(39,272)	$(8,741)	$(5,428)

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results for the six months ended June 30, 2026 and 2025:

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Six Months Ended June 30, 2026
Revenues	$100,152	$—	$—	$100,152
Equity in loss of Sisecam Wyoming	—	(12,733)	—	(12,733)
Gain on asset sales and disposals	44	—	—	44
Total revenues and other income	$100,196	$(12,733)	$—	$87,463
Asset impairments	$—	$—	$—	$—
Net income (loss)	$69,767	$(12,884)	$(12,088)	$44,795
Adjusted EBITDA (1)	$88,503	$(151)	$(10,054)	$78,298
Cash flow provided by (used in) continuing operations:
Operating activities	$86,406	$(151)	$(12,291)	$73,964
Investing activities	$1,577	$(39,200)	$—	$(37,623)
Financing activities	$(1,256)	$—	$(35,094)	$(36,350)
Free cash flow (1)	$87,937	$(39,351)	$(12,291)	$36,295

For the Six Months Ended June 30, 2025
Revenues	$102,527	$—	$—	$102,527
Equity in earnings of Sisecam Wyoming	—	7,136	—	7,136
Gain on asset sales and disposals	976	—	—	976
Total revenues and other income	$103,503	$7,136	$—	$110,639
Asset impairments	$20	$—	$—	$20
Net income (loss)	$84,899	$7,052	$(17,487)	$74,464
Adjusted EBITDA (1)	$92,652	$7,756	$(12,429)	$87,979
Cash flow provided by (used in) continuing operations:
Operating activities	$88,799	$7,755	$(16,551)	$80,003
Investing activities	$2,391	$—	$—	$2,391
Financing activities	$(841)	$—	$(81,653)	$(82,494)
Free cash flow (1)	$90,213	$7,755	$(16,551)	$81,417

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per ton data)	2026	2025	2026	2026	2025
Coal sales volumes (tons)
Appalachia
Northern	1,492	132	472	1,964	256
Central	3,371	3,195	2,967	6,338	6,501
Southern	453	548	329	782	844
Total Appalachia	5,316	3,875	3,768	9,084	7,601
Illinois Basin	2,416	1,637	2,420	4,836	4,979
Northern Powder River Basin	309	426	175	484	1,342
Gulf Coast	198	176	162	360	413
Total coal sales volumes	8,239	6,114	6,525	14,764	14,335

Coal royalty revenue per ton
Appalachia
Northern	$1.18	$1.91	$1.42	$1.24	$1.70
Central	6.06	6.41	6.18	6.11	6.29
Southern	11.52	8.53	11.40	11.47	8.76
Illinois Basin	2.45	2.21	2.32	2.38	2.36
Northern Powder River Basin	4.86	5.73	6.19	5.35	4.93
Gulf Coast	0.82	0.80	0.83	0.83	0.78
Combined average coal royalty revenue per ton	4.25	5.17	4.53	4.37	4.70

Coal royalty revenues
Appalachia
Northern	$1,759	$252	$671	$2,430	$435
Central	20,414	20,494	18,328	38,742	40,920
Southern	5,218	4,676	3,750	8,968	7,394
Total Appalachia	27,391	25,422	22,749	50,140	48,749
Illinois Basin	5,925	3,610	5,606	11,531	11,751
Northern Powder River Basin	1,503	2,443	1,084	2,587	6,612
Gulf Coast	163	140	135	298	324
Unadjusted coal royalty revenues	34,982	31,615	29,574	64,556	67,436
Coal royalty adjustment for minimum leases	(189)	(72)	—	(189)	(395)
Total coal royalty revenues	$34,793	$31,543	$29,574	$64,367	$67,041

Other revenues
Production lease minimum revenues	$251	$123	$558	$809	$2,848
Minimum lease straight-line revenues	4,019	4,050	4,019	8,038	8,100
Oil and gas royalty revenues	2,447	1,981	1,386	3,833	4,425
Carbon neutral revenues	94	290	185	279	885
Property tax revenues	1,710	1,519	1,711	3,421	3,156
Wheelage revenues	1,959	2,543	1,990	3,949	4,281
Coal overriding royalty revenues	1,040	456	1,386	2,426	1,336
Lease amendment revenues	1,242	656	1,200	2,442	1,311
Aggregates royalty revenues	1,246	906	1,118	2,364	1,759
Other revenues	318	228	170	488	413
Total other revenues	$14,326	$12,752	$13,723	$28,049	$28,514
Royalty and other mineral rights	$49,119	$44,295	$43,297	$92,416	$95,555
Transportation and processing services revenues	3,851	2,551	3,885	7,736	6,972
Gain (loss) on asset sales and disposals	45	729	(1)	44	976
Total Mineral Rights segment revenues and other income	$53,015	$47,575	$47,181	$100,196	$103,503

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended June 30, 2026
Net income (loss)	$36,237	$(4,984)	$(6,077)	$25,176
Add (Less): equity in (earnings) loss from unconsolidated investment	—	4,905	—	4,905
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	1,052	1,052
Add: depreciation, depletion and amortization	11,126	—	5	11,131
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$47,363	$(79)	$(5,020)	$42,264

For the Three Months Ended June 30, 2025
Net income (loss)	$39,691	$2,502	$(7,982)	$34,211
Add (Less): equity in (earnings) loss from unconsolidated investment	—	(2,526)	—	(2,526)
Add: total distributions from unconsolidated investment	—	4,900	—	4,900
Add: interest expense, net	—	—	2,380	2,380
Add: depreciation, depletion and amortization	3,748	—	6	3,754
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$43,439	$4,876	$(5,596)	$42,719

For the Three Months Ended March 31, 2026
Net income (loss)	$33,530	$(7,900)	$(6,011)	$19,619
Add (Less): equity in (earnings) loss from unconsolidated investment	—	7,828	—	7,828
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	973	973
Add: depreciation, depletion and amortization	7,610	—	4	7,614
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$41,140	$(72)	$(5,034)	$36,034

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Six Months Ended June 30, 2026
Net income (loss)	$69,767	$(12,884)	$(12,088)	$44,795
Add (Less): equity in (earnings) loss from unconsolidated investment	—	12,733	—	12,733
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	—	—	2,025	2,025
Add: depreciation, depletion and amortization	18,736	—	9	18,745
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$88,503	$(151)	$(10,054)	$78,298

For the Six Months Ended June 30, 2025
Net income (loss)	$84,899	$7,052	$(17,487)	$74,464
Add (Less): equity in (earnings) loss from unconsolidated investment	—	(7,136)	—	(7,136)
Add: total distributions from unconsolidated investment	—	7,840	—	7,840
Add: interest expense, net	—	—	5,048	5,048
Add: depreciation, depletion and amortization	7,733	—	10	7,743
Add: asset impairments	20	—	—	20
Adjusted EBITDA	$92,652	$7,756	$(12,429)	$87,979

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Free Cash Flow

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Three Months Ended June 30, 2026
Net cash provided by (used in) operating activities	$44,579	$(79)	$(3,550)	$40,950
Add: return of long-term contract receivable	773	—	—	773
Free cash flow	$45,352	$(79)	$(3,550)	$41,723

Net cash provided by investing activities	$819	$—	$—	$819
Net cash used in financing activities	$—	$—	$(43,141)	$(43,141)

For the Three Months Ended June 30, 2025
Net cash provided by (used in) operating activities	$45,576	$4,875	$(4,872)	$45,579
Add: return of long-term contract receivable	714	—	—	714
Free cash flow	$46,290	$4,875	$(4,872)	$46,293

Net cash provided by investing activities	$1,444	$—	$—	$1,444
Net cash used in financing activities	$—	$—	$(47,555)	$(47,555)

For the Three Months Ended March 31, 2026
Net cash provided by (used in) operating activities	$41,827	$(72)	$(8,741)	$33,014
Add: return of long-term contract receivable	758	—	—	758
Less: capital to unconsolidated investment	—	(39,200)	—	(39,200)
Free cash flow	$42,585	$(39,272)	$(8,741)	$(5,428)

Net cash provided by (used in) investing activities	$758	$(39,200)	$—	$(38,442)
Net cash provided by (used in) financing activities	$(1,256)	$—	$8,047	$6,791

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

 Free Cash Flow

	Reportable Segments
(In thousands)	Mineral Rights	Soda Ash	Corporate and Financing	Total
For the Six Months Ended June 30, 2026
Net cash provided by (used in) operating activities	$86,406	$(151)	$(12,291)	$73,964
Add: return of long-term contract receivable	1,531	—	—	1,531
Less: capital to unconsolidated investment	—	(39,200)	—	(39,200)
Free cash flow	$87,937	$(39,351)	$(12,291)	$36,295

Net cash provided by investing activities	$1,577	$(39,200)	$—	$(37,623)
Net cash prided by (used in) financing activities	$(1,256)	$—	$(35,094)	$(36,350)

For the Six Months Ended June 30, 2025
Net cash provided by (used in) operating activities	$88,799	$7,755	$(16,551)	$80,003
Add: return of long-term contract receivable	1,414	—	—	1,414
Free cash flow	$90,213	$7,755	$(16,551)	$81,417

Net cash provided by investing activities	$2,391	$—	$—	$2,391
Net cash used in financing activities	$(841)	$—	$(81,653)	$(82,494)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow

	For the Three Months Ended
(In thousands)	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	Last 12 Months
Net cash provided by operating activities	$41,095	$44,765	$33,014	$40,950	$159,824
Add: return of long-term contract receivable	728	743	758	773	3,002
Less: capital to unconsolidated investment	—	—	(39,200)	—	(39,200)
Free cash flow	$41,823	$45,508	$(5,428)	$41,723	$123,626
Add: investment in soda ash business	—	—	39,200	—	39,200
Free cash flow before investment in soda ash business	$41,823	$45,508	$33,772	$41,723	$162,826

Leverage Ratio

	For the Three Months Ended
(In thousands)	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	Last 12 Months
Net income	$30,905	$30,998	$19,619	$25,176	$106,698
Add (Less): equity in (earnings) loss from unconsolidated investment	2,390	1,686	7,828	4,905	16,809
Add: total distributions from unconsolidated investment	—	—	—	—	—
Add: interest expense, net	1,779	1,157	973	1,052	4,961
Add: depreciation, depletion and amortization	3,868	3,344	7,614	11,131	25,957
Add: asset impairments	—	—	—	—	—
Adjusted EBITDA	$38,942	$37,185	$36,034	$42,264	$154,425

Debt—at June 30, 2026					$27,415

Leverage Ratio					0.2 x

	For the Three Months Ended
(In thousands)	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	Last 12 Months
Net income	$38,595	$42,772	$40,253	$34,211	$155,831
Less: equity in earnings from unconsolidated investment	(8,109)	(931)	(4,610)	(2,526)	(16,176)
Add: total distributions from unconsolidated investment	6,320	10,667	2,940	4,900	24,827
Add: interest expense, net	4,194	3,524	2,668	2,380	12,766
Add: depreciation, depletion and amortization	4,730	2,827	3,989	3,754	15,300
Add: asset impairments	87	—	20	—	107
Adjusted EBITDA	$45,817	$58,859	$45,260	$42,719	$192,655

Debt—at June 30, 2025					$101,547

Leverage Ratio					0.5 x

-end-